EXHIBIT 23(a)

          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Texas Utilities Electric Company (the "Company") on Form S-3 of our report dated February 29, 1996 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



          /s/  DELOITTE & TOUCHE LLP

          Dallas, Texas
          January 14, 1997